Exhibit 99.4(b)

[ PROTECTIVE VARIABLE ANNUITY INVESTORS SERIES ADV ] SCHEDULE

CONTRACT NUMBER	ISSUE DATE
[ Contract Number ]	[ Month Day, Year ]

OWNER 1	BIRTH DATE OF OWNER 1
[ Owner 1 Name ]	[ Month Day, Year ]

OWNER 2	BIRTH DATE OF OWNER 2
[ Owner 2 Name or “None” ]	[ Month Day, Year or “Not Applicable” ]

ANNUITANT	BIRTH DATE OF ANNUITANT
[ Annuitant Name ]	[ Month Day, Year ]

BENEFICIARY	ANNUITY DATE
As contained in our records	[ Month Day, Year ]

DEATH BENEFIT
[ “Contract Value” or “Return of Purchase Payments” ]

AGENT	INSURANCE REGULATORY AUTHORITY
[ Agent Name ]	[ State Department of Insurance Name ]
[ Agency Name ]	[ State DOI Phone ]
[ Agency Street Address ]	[ State DOI Email or Website ]
[ Agency City State ZIP ]
[ Agency Phone ]

INITIAL PURCHASE PAYMENT	TAX-QUALIFIED STATUS
[ $nnn,nnn.nn ]	[ Type of Qualified Plan or “Non-Qualified” ]

INTEREST RATES FOR THE GUARANTEED ACCOUNT

Annual Effective Interest Rates for the Guaranteed Account on the Issue Date:	FIXED ACCOUNT — [ n.nn% ] DCA ACCOUNT 1 — [ n.nn% ] DCA ACCOUNT 2 — [ n.nn% ]

Non-Forfeiture Interest Rate (NFIR) for the Guaranteed Account:	[ n.nn% ]

The Contract’s NFIR for the Guaranteed Account was established on the Issue Date and will not change. It was determined by taking the 5-Year Constant Maturity Treasury Rate as of the January 31 prior to the May 1 — April 30 annual period during which the Contract was issued, subtracting 1.25%, and rounding the result to the nearest 0.05%. The NFIR cannot be less than 1.00% and will not be more than 3.00%. Interest rates declared by the Company for the Guaranteed Account will be at least equal to the Contract’s NFIR.

ICC13-VDA-P-2006SSBV-2	[ PVA INVESTORS SERIES ADV 12/17 ]

A

[ PROTECTIVE VARIABLE ANNUITY INVESTORS SERIES ADV ] SCHEDULE, continued

CONTRACT LIMITATIONS, FEES, AND CHARGES

Maximum Issue Date:	We will not issue a Contract on or after the oldest Owner’s or Annuitant’s [ 86th ] birthday.

Maximum Annuity Date:	The oldest Owner’s or Annuitant’s [ 95th ] birthday.

Additional Purchase Payments:	Not permitted on or after the oldest Owner’s or Annuitant’s [ 86th ] birthday or within 3 years of the Annuity Date.

Minimum Additional Purchase Payment:	$100.00

Maximum Aggregate Purchase Payments:	[ $1,000,000.00 ]

Mortality & Expense Risk Charge:	[ 0.20% ] per year
The Mortality & Expense Risk Charge was established on the Issue Date and will not change.

Administration Charge:	[ 0.10% ] per year
The Administration Charge was established on the Issue Date and will not change.

Transfer Fee for Transfers in Excess of Limit:	$25 for each transfer in excess of 12 per Contract Year.
The Transfer Fee was established on the Issue Date and will not change.

Contract Maintenance Fee:	[ $35.00 ]

The Contract Maintenance Fee was established on the Issue Date and will not change. It is deducted prior to the Annuity Date on each Contract Anniversary, and on any day that the Contract is surrendered other than a Contract Anniversary. The Contract Maintenance Fee will be deducted from the Investment Options in the same proportion as their values are to the Contract Value. The Contract Maintenance Fee will be waived by the Company in the event either the Contract Value, or the aggregate Purchase Payments reduced by aggregate withdrawals, equals or exceeds [ $100,000 ] on the date the Fee is to be deducted.

B

[ PROTECTIVE VARIABLE ANNUITY INVESTORS SERIES ADV ] SCHEDULE, continued

INVESTMENT OPTIONS AVAILABLE ON THE ISSUE DATE

Protective Life Guaranteed Account

Fixed Account	DCA Account 1
DCA Account 2

Sub-Accounts of the Protective Variable Annuity Separate Account

	American Funds IS	Invesco
	Asset Allocation Class 4	American Value Series II
	Bond Class 4	Balanced Risk Allocation Series II
	Capital Income Builder Class 4	Comstock Series II
	Global Growth Class 4	Equity and Income Series II
	Global Growth and Income Class 4	Global Real Estate Series II
	Growth Class 4	Government Securities Series II
	Growth-Income Class 4	Growth and Income Series II
	U. S. Govt/AAA-Rated Securities Class 4	International Growth Series II
Mid Cap Growth Series II
	Clayton Street (Managed by Janus Capital Management, LLC)	Small Cap Equity Series II
Protective Life Dynamic Allocation - Conservative
	Protective Life Dynamic Allocation - Moderate	Legg Mason
	Protective Life Dynamic Allocation - Growth	ClearBridge Mid Cap Class II
ClearBridge Small Cap Growth Class II
	Fidelity	QS Dynamic Multi-Strategy Class II
Contrafund® Service Class 2
	Index 500 Service Class 2	Lord Abbett
	Investment Grade Bond Service Class 2	Bond Debenture
	Mid Cap Service Class 2	Calibrated Dividend Growth
Classic Stock
	Franklin Templeton	Fundamental Equity
	Franklin Flex Cap Growth Class 2	Growth Opportunities
	Franklin Income Class 2	Mid Cap Stock
Franklin Mutual Global Discovery Class 2
	Franklin Mutual Shares Class 2	Oppenheimer
	Franklin Rising Dividends Class 2	Capital Appreciation Service Class
	Franklin Small Cap Value Class 2	Global Service Class
	Franklin Small-Mid Cap Growth Class 2	Global Strategic Income Service Class
	Franklin Strategic Income Class 2	Government Money
	Franklin U. S. Government Securities Class 2	Main Street® Service Class
Templeton Developing Markets Class 2
	Templeton Foreign Class 2	PIMCO
	Templeton Global Bond Class 2	All Asset Advisor Class
	Templeton Growth Class 2	Global Diversified Allocation Advisor Class
Long-Term U. S. Government Advisor Class
	Goldman Sachs	Low Duration Advisor Class
	Global Trends Allocation Service Shares	Real Return Advisor Class
	Growth Opportunities Service Shares	Short-Term Advisor Class
	Mid Cap Value Service Shares	Total Return Advisor Class
Strategic Growth Service Shares
	Strategic International Equity Service Shares	Royce
Micro-Cap Service Class
	Guggenheim	Small-Cap Service Class
Floating Rate Strategies Series F
Multi-Hedge Strategies
Global Managed Futures Strategy
US Long Short Equity

C